Exhibit 99.1

Deciphera Pharmaceuticals Announces Proposed Public Offering of Common Stock

Waltham, MA – February 12, 2020 – Deciphera Pharmaceuticals, Inc. (NASDAQ:DCPH), a clinical-stage biopharmaceutical company focused on addressing key mechanisms of tumor drug resistance, today announced the commencement of a registered underwritten public offering of $250.0 million in shares of its common stock. In addition, Deciphera intends to grant the underwriters a 30-day option to purchase up to $37.5 million in shares of its common stock.

J.P. Morgan, Piper Sandler and Jefferies are acting as joint book-running managers for the offering. Guggenheim Securities is acting as lead manager for the offering. SunTrust Robinson Humphrey is acting as co-manager for the offering.

Deciphera intends to use the net proceeds from the offering to fund general corporate purposes, which may include research and development and clinical development costs to support the advancement of its drug candidates, including the continued growth of its commercial and medical affairs capabilities to support its transition from a development-stage company toward a commercial-stage company; the conduct of clinical trials and preclinical research and development activities; working capital; capital expenditures; general and administrative expenses; and other general corporate purposes.

An automatic shelf registration statement (including a prospectus) relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on February 12, 2020 and became effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com; and Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at prospectus_department@Jefferies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Deciphera Pharmaceuticals

Deciphera Pharmaceuticals is a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients by tackling key mechanisms of drug resistance that limit the rate and/or durability of response to existing cancer therapies. Our small molecule drug candidates are directed against an important family of enzymes called kinases, known to be directly involved in the growth and spread of many cancers. We use our deep understanding of kinase biology together with a proprietary chemistry library to purposefully design compounds that maintain kinases in a “switched off” or inactivated conformation. These investigational therapies comprise tumor-targeted agents designed to address therapeutic resistance causing mutations and immuno-targeted agents designed to control the activation of immunokinases that suppress critical immune system regulators, such as macrophages. We have used our platform to develop a diverse pipeline of tumor-targeted and immuno-targeted drug candidates designed to improve outcomes for patients with cancer by improving the quality, rate and/or durability of their responses to treatment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, risks and uncertainties related to the proposed offering such as market conditions, the possibility that the closing conditions of the proposed offering will not be met and/or that the parties will be unable to consummate the proposed transaction on the anticipated terms or at all, that the cost of the transaction to the Company will be more than planned, the final terms of the offering, the timing or occurrence of the closing, the anticipated use of the proceeds from the offering which could change as a result of market conditions or for other reasons and those regarding the potential of and clinical development plans for Deciphera Pharmaceuticals’ drug candidates, particularly ripretinib. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical studies or the development of our product candidates, including ripretinib, our ability to successfully demonstrate the efficacy and safety of our product candidates including in later-stage studies, the preclinical and clinical results for our product candidates, which may not support further development of such product candidates, the possibility that results experienced in early, preliminary, top-line or initial data may not be indicative of the results experienced in final data, our ability to work with the FDA under its RTOR pilot program and our ability to work with the FDA, Health Canada and the TGA under the Project Orbis pilot program and timely respond to information requests or requirements in connection with our recently-filed NDAs and marketing approval applications in Canada and Australia for ripretinib in advanced GIST, that acceptance into the RTOR and Project Orbis pilot programs does not guarantee or influence approvability of our NDAs for ripretinib in advanced GIST, which are subject to the standard benefit-risk evaluation by FDA, Health Canada and the TGA, and that we may not derive any benefit from inclusion in the RTOR or Orbis pilot programs, including, but not limited to, a more efficient review process compared to investigational drugs evaluated without these pilot programs or under standard FDA, Health Canada or TGA procedures, the fact that these pilot programs are being tested by FDA, are not formal regulatory pathways with regulatory process, regulations or procedures, and may be suspended or halted at any time, including, without limitation, because FDA decides not to continue these pilots, or because FDA determines that our application no longer meets its criteria for inclusion in one or both of these pilot programs, the fact that receipt of a breakthrough therapy designation for a product candidate, such as ripretinib, may not result in us receiving any of the benefits of such designation such as a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures, the fact such designation does not assure ultimate approval by FDA and is subject to the risk FDA may later decide that the products no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened, the fact that any priority review received may not result in any more efficient review or other benefits, our ability to manage and our reliance on sole-source third parties such as our third party drug substance and drug product contract manufacturers, actions of regulatory agencies, our ability to plan for potential commercialization of our product candidates, such as ripretinib, and if approved execute on our marketing plans, the inherent uncertainty in estimates of patient populations and incidence and prevalence estimates, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized, our ability to comply with healthcare regulations and laws, our ability to obtain, maintain and enforce our intellectual property rights, any or all of which may affect the initiation, timing and progress of clinical studies and the timing of and our ability to obtain regulatory approval, if at all, and make our investigational drugs, including ripretinib, available to patients, and, once commercial, to derive revenue from product sales, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contacts:

Investor Relations:

Jen Robinson

Deciphera Pharmaceuticals, Inc.

jrobinson@deciphera.com

781-906-1112

Media:

David Rosen

Argot Partners

David.Rosen@argotpartners.com

212-600-1902